Exhibit 99.1
ALLEGIANT TRAVEL COMPANY
FIRST QUARTER 2024 FINANCIAL RESULTS
First quarter 2024 GAAP diluted loss per share of $(0.07)
First quarter 2024 diluted earnings per share, excluding special charges of $0.57(1)(4)(5)
First quarter 2024 airline only diluted earnings per share, excluding special charges of $1.08(1)(4)(6)

LAS VEGAS. May 7, 2024 — Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the first quarter 2024, as well as comparisons to the prior year:

Consolidated	Three Months Ended March 31,		Percent Change
(unaudited) (in millions, except per share amounts)	2024	2023	YoY
Total operating revenue	$656.4	$649.7	1.0%
Total operating expense	641.0	554.9	15.5%
Operating income	15.4	94.8	(83.8)%
Income (loss) before income taxes	(1.3)	74.4	NM
Net income (loss)	(0.9)	56.1	NM
Diluted earnings (loss) per share	(0.07)	3.09	NM
Sunseeker special charges, net of recoveries (4)	(1.8)	(1.6)	NM
Airline special charges (4)	14.9	—	NM
Net income, excluding special charges net of recoveries(1)(3)(5)	10.4	55.3	(81.2)%
Diluted earnings per share excluding special charges net of recoveries(1)(3)(5)	0.57	3.04	(81.3)%

Airline only	Three Months Ended March 31,		Percent Change(2)
(unaudited) (in millions, except per share amounts)	2024	2023	YoY
Airline operating revenue	$632.5	$649.7	(2.6)%
Airline operating expense	608.3	552.1	10.2%
Airline operating income	24.2	97.6	(75.2)%
Airline income before income taxes	12.5	78.9	(84.2)%
Airline net income (1)(3)	11.4	59.9	(81.0)%
Airline special charges (4)	14.9	—	NM
Airline net income, excluding special charges (1)(3)(6)	19.8	59.9	(66.9)%
Airline operating margin, excluding special charges (1)(6)	6.2%	15.0%	(8.8)
Airline diluted earnings per share, excluding special charges (1)(3)(6)	1.08	3.30	(67.3)%

(1)Denotes a non-GAAP financial measure. Refer to the Non-GAAP Presentation section within this document for further information and for calculation of per share figures.
(2)Except Airline operating margin, excluding special charges, which is percentage point change.
(3)Refer to the Non-GAAP Presentation section within this document for the income tax effect of non-GAAP adjustments.

(4)In 2024 and 2023, we recognized as special charges the full amount of estimated property damage to Sunseeker Resort due to weather and other insured events less the amount of recognized insurance recoveries through the end of the applicable period. In first quarter 2024, we also recognized aircraft accelerated depreciation as special charges related to our revised fleet plan. We sometimes refer to these amounts as “specials” in this earnings release.
(5)Adjusted to exclude the impacts of property damage to Sunseeker Resort, net of recoveries, and aircraft accelerated depreciation charges resulting from our revised fleet plan.
(6)Adjusted to exclude aircraft accelerated depreciation charges recognized as special charges related to our revised fleet plan.
NM    Not meaningful
*    Note that amounts may not recalculate due to rounding

“We finished the quarter with diluted earnings per share, excluding special charges, of 57 cents,” stated Maurice J. Gallagher, Jr., chairman and CEO of Allegiant Travel Company. “The peak demand environment remained strong throughout the quarter, with TRASM representing the second best first quarter TRASM in company history. Demand trends are holding into the second quarter, and although we expect TRASM to be down from the highs of 2023, we anticipate second quarter TRASM will again be among the best second quarters in company history – particularly impressive given expected growth during the peak month of June of roughly six percent, year-over-year.

“The first quarter marked the first full quarter of operations at Sunseeker Resort. Hats off to the team led by Micah Richins and Jason Shkorupa. The final product is truly amazing and unique to that part of Florida. It will take time to build to financial maturity. We are still in the early stages, but our marketing efforts are now in full swing. Encouragingly, food and beverage surpassed our initial expectations and accounted for nearly half of total Sunseeker revenue during the first quarter. I am excited to see the potential of this property unfold in the coming years.”

“I am happy to report another quarter of near industry-leading operational results,” stated Gregory Anderson, president of Allegiant Travel Company. “The team’s efforts yielded a controllable completion of 99.7 percent. Over the past 18 months we have prioritized operational integrity, and I could not be prouder of Team Allegiant as we continue to achieve record high net promoter scores from our customers.

"While I am pleased with our operational and customer service performance, our first quarter adjusted airline-only operating margin of roughly six percent is disappointing. These lower margins were largely driven by temporary headwinds such as Boeing’s inability to meet its delivery schedule, delayed pricing functionality due to the integration of Navitaire, our new reservations and revenue system, and lower aircraft utilization in our peak demand periods – we are fixing all three of these items. Excluding these headwinds and on a more normalized basis, our adjusted airline operating margin for the first quarter would have been approximately 13 percent.

“On the labor front, I am pleased to announce our flight attendants overwhelmingly voted to ratify their tentative agreement. This new contract will not only provide well-deserved pay increases, but also comes with several quality-of-life improvements. Our pilot contract remains in federal mediation. The Teamsters that represent our pilots appointed a new negotiating team, and I am encouraged by the improved collaboration and progress now being made at the table – getting a deal complete remains a top priority.

“2024 is a transitional year for the company. We expect to have all of our labor agreements finalized. We have a clear path to increasing utilization and improving productivity amongst our work groups. We expect to integrate the MAX aircraft into our fleet in the coming months. We are well on our way to unlocking the full power of our Navitaire reservation system and providing strong opportunities to further increase our ancillary revenues. Achieving these items will return us to our industry leading margins as our airline is one of the best proven models in the business.”

First Quarter 2024 Results and Highlights

•Total operating revenue of $656.4M, up 1.0 percent over the prior year
•Total fixed fee contracts revenue of $18.9M, up 33.6 percent year-over-year

•Operating income, excluding specials,(1)(2)(3) of $28.5M, yielding an adjusted operating margin of 4.3 percent
•Airline-only operating income, excluding specials,(1)(5) of $39.1M, yielding an airline-only adjusted operating margin of 6.2 percent

•Income before income tax, excluding specials,(1)(2)(3) of $11.8M, yielding an adjusted pre-tax margin of 1.8 percent
•Airline-only income before income tax, excluding specials,(1)(5) of $27.5M, yielding an adjusted pre-tax margin of 4.3 percent

•Consolidated EBITDA, excluding specials,(1)(2)(3) of $92.3M, yielding an adjusted EBITDA margin of 14.1 percent
•Airline-only EBITDA, excluding specials,(1) of $97.0M, an adjusted 15.3 percent margin

•Airline-only operating CASM, excluding fuel and special charges,(4) of 8.87 ¢, up 14.5 percent year-over-year
•Includes $20.4M in incremental cost related to accrual of pilot retention bonuses

•$34.7M in total cobrand credit card remuneration received from Bank of America, up 23.7 percent from the prior year

•Enrolled 540K new Allways Rewards members during the first quarter bringing total members to 17.9M

•In April, ratified a new five-year agreement with the Transport Workers Union of America, AFL-CIO Local 577, representing Allegiant's flight attendants
•Agreement includes immediate wage increases as well as certain quality-of-life improvements

•Ranked third on the American Customer Satisfaction Index for Airlines, moving up from spot seven in 2023

(1)Denotes a non-GAAP financial measure. Refer to the Non-GAAP Presentation section within this document for further information and for calculation of per share figures.
(2)In 2024 and 2023, we recognized as special charges the full amount of estimated property damage to Sunseeker Resort due to weather and other insured events less the amount of recognized insurance recoveries through the end of the applicable period. In first quarter 2024, we also recognized aircraft accelerated depreciation as special charges related to our revised fleet plan.
(3)Adjusted to exclude the impacts of property damage to Sunseeker Resort, net of recoveries, and aircraft accelerated depreciation charges resulting from our revised fleet plan.
(4)Adjusted to exclude aircraft accelerated depreciation recognized as special charges related to our revised fleet plan.

Balance Sheet, Cash and Liquidity

•Total available liquidity at March 31, 2024 was $1.1B, which included $853.7M in cash and investments, and $275.0M in undrawn revolving credit facilities
•$167.8M in cash from operations during the first quarter 2024
•Total debt at March 31, 2024 was $2.2B
•Net debt at March 31, 2024 was $1.4B
•Debt principal payments of $31.5M during the quarter
•Returned $11.0M in dividends during the quarter
•Scheduled payment of quarterly dividend in the amount of $0.60 per share on June 3, 2024 to shareholders of record on May 15, 2024
•Air traffic liability at March 31, 2024 was $432.6M

Airline Capital Expenditures

•First quarter capital expenditures of $122.2M, which included $82.6M for aircraft purchases and inductions, pre-delivery deposits, and other related costs, and $39.6M in other airline capital expenditures
•First quarter deferred heavy maintenance expenditures were $18.1M

Sunseeker Resort Charlotte Harbor

•Reported total operating revenues of $23.9M during its first quarter of operation
•First quarter occupancy was roughly 40 percent with an average daily rate of $330 per night

Guidance, subject to revision

Second quarter 2024 airline-only guidance

System ASMs - year over year change	~(1.0%)
Scheduled service ASMs - year over year change	~(1.0%)

Fuel cost per gallon	$2.90
Operating margin	7.0% to 9.0%
Airline-only earnings per share, excluding special charges	$1.25 - $1.75

Second quarter 2024 consolidated guidance

Consolidated earnings per share, excluding special charges	$0.50 - $1.00

Full-year 2024 airline-only guidance

System ASMs - year over year change	2.0% to 4.0%
Scheduled service ASMs - year over year change	2.0% to 4.0%

Interest expense (millions)	$135 to $145
Capitalized interest (1) (millions)	($40) to ($50)
Interest income (millions)	$35 to $45

Airline full-year CAPEX
Aircraft, engines, induction costs, and pre-delivery deposits(2) (millions)	$230 to $250
Capitalized deferred heavy maintenance (millions)	$80 to $90
Other airline capital expenditures (millions)	$160 to $170

Recurring principal payments (millions)	$135 to $145

(1)Includes capitalized interest related to pre-delivery deposits on new aircraft.
(2)Excludes capitalized interest related to pre-delivery deposits on new aircraft. Estimated capital expenditures are based on management's best estimate around aircraft deliveries, which differs from contractual obligations.

Full-year 2024 Sunseeker guidance

EBITDA (millions)	~(15)
Depreciation expense (millions)	~$25
Interest expense (millions)	~$20

Occupancy rate	~45%
Average daily rate	~$320

Aircraft Fleet Plan by End of Period

Aircraft - (seats per AC)	2Q24	YE24
737-8200 (190 seats)	—	6
A320 (177 seats)	17	11
A320 (180-186 seats)	75	75
A319 (156 seats)	34	34
Total	126	126

The table above is provided based on the company’s current plans and is subject to change. The numbers exclude aircraft expected to be delivered during 2024 but will not be placed into revenue service until 2025.

The above plan is management's best estimate and differs from our contractual obligations.

Allegiant Travel Company will host a conference call with analysts at 12:30 p.m. ET Tuesday, May 7, 2024 to discuss its first quarter 2024 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiantair.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Travel Company
Las Vegas-based Allegiant (NASDAQ: ALGT) is an integrated travel company with an airline at its heart, focused on connecting customers with the people, places and experiences that matter most. Since 1999, Allegiant Air has linked travelers in underserved cities to world-class vacation destinations with all-nonstop flights and industry-low average fares. Today, Allegiant serves communities across the nation, with base airfares less than half the cost of the average domestic round trip ticket. For more information, visit us at Allegiant.com. Media information, including photos, is available at http://gofly.us/iiFa303wrtF.

Media Inquiries: mediarelations@allegiantair.com

Investor Inquiries: ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future airline and Sunseeker Resort operations, revenue, expenses and earnings, available seat mile growth, expected capital expenditures, the cost of fuel, the timing of aircraft acquisitions and retirements, the number of contracted aircraft to be placed in service in the future, our ability to consummate announced aircraft transactions, as well as other information concerning future results of operations, business strategies, financing plans, industry environment and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, the impact of regulatory reviews of Boeing on its aircraft delivery schedule, an accident involving, or problems with, our aircraft, public perception of our safety, our reliance on our automated systems, our reliance on Boeing and other third parties to deliver aircraft under contract to us on a timely basis, risk of breach of security of personal data, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed , the effect of economic conditions on leisure travel, debt covenants and balances, the impact of government regulations on the airline industry, the ability to finance aircraft to be acquired, the ability to obtain necessary government approvals to implement the announced alliance with Viva Aerobus and to otherwise prepare to offer international service, terrorist attacks, risks inherent to airlines, our competitive environment, our reliance on third parties who provide facilities or services to us, the impact of the possible loss of key personnel, economic and other conditions in markets in which we operate, the ability to successfully operate Sunseeker Resort, increases in maintenance costs and availability of outside maintenance contractors to perform needed work on our aircraft on a timely basis and at acceptable rates, cyclical and seasonal fluctuations in our operating results, and the perceived acceptability of our environmental, social and governance efforts.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,		Percent Change
	2024	2023	YoY
OPERATING REVENUES:
Passenger	$579,936	$609,277	(4.8)%
Third party products	33,399	26,037	28.3
Fixed fee contracts	18,861	14,117	33.6
Resort and other	24,210	256	NM
Total operating revenues	656,406	649,687	1.0
OPERATING EXPENSES:
Salaries and benefits	213,327	159,623	33.6
Aircraft fuel	170,087	189,546	(10.3)
Station operations	66,468	61,520	8.0
Depreciation and amortization	63,844	54,680	16.8
Sales and marketing	30,419	26,928	13.0
Maintenance and repairs	30,278	26,442	14.5
Aircraft lease rentals	5,985	7,092	(15.6)
Other	47,451	30,643	54.9
Special charges, net of recoveries	13,099	(1,612)	NM
Total operating expenses	640,958	554,862	15.5
OPERATING INCOME	15,448	94,825	(83.7)
OTHER (INCOME) EXPENSES:
Interest expense	40,160	35,708	12.5
Capitalized interest	(11,185)	(5,180)	115.9
Interest income	(12,241)	(10,128)	20.9
Other, net	51	7	NM
Total other expenses	16,785	20,407	(17.7)
INCOME (LOSS) BEFORE INCOME TAXES	(1,337)	74,418	NM
INCOME TAX PROVISION (BENEFIT)	(418)	18,269	NM
NET INCOME (LOSS)	$(919)	$56,149	NM
Earnings (loss) per share to common shareholders:
Basic	($0.07)	$3.09	NM
Diluted	($0.07)	$3.09	NM
Weighted average shares outstanding used in computing earnings per share attributable to common shareholders(1):
Basic	17,664	17,766	(0.6)
Diluted	17,664	17,769	(0.6)

(1)The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The basic and diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the basic and diluted earnings per share for the periods presented.
NM    Not meaningful

Allegiant Travel Company
Operating Revenues and Expenses by Segment
(in thousands)
(Unaudited)

	Three Months Ended March 31, 2024			Three Months Ended March 31, 2023
	Airline	Sunseeker	Consolidated	Airline	Sunseeker	Consolidated
OPERATING REVENUES:
Passenger	$579,936	$—	$579,936	$609,277	$—	$609,277
Third party products	33,399	—	33,399	26,037	—	26,037
Fixed fee contracts	18,861	—	18,861	14,117	—	14,117
Resort and other	323	23,887	24,210	251	5	256
Total operating revenues	632,519	23,887	656,406	649,682	5	649,687
OPERATING EXPENSES:
Salaries and benefits	199,508	13,819	213,327	157,521	2,102	159,623
Aircraft fuel	170,087	—	170,087	189,546	—	189,546
Station operations	66,468	—	66,468	61,520	—	61,520
Depreciation and amortization	57,868	5,976	63,844	54,622	58	54,680
Sales and marketing	28,878	1,541	30,419	26,640	288	26,928
Maintenance and repairs	30,278	—	30,278	26,442	—	26,442
Aircraft lease rentals	5,985	—	5,985	7,092	—	7,092
Other	34,315	13,136	47,451	28,711	1,932	30,643
Special charges, net of recoveries	14,915	(1,816)	13,099	14	(1,626)	(1,612)
Total operating expenses	608,302	32,656	640,958	552,108	2,754	554,862
OPERATING INCOME (LOSS)	24,217	(8,769)	15,448	97,574	(2,749)	94,825

Allegiant Travel Company
Airline Operating Statistics
(Unaudited)

	Three Months Ended March 31,				Percent Change(1)
	2024		2023		YoY
AIRLINE OPERATING STATISTICS
Total system statistics:
Passengers	4,104,860		4,148,453		(1.1)%
Available seat miles (ASMs) (thousands)	4,771,971		4,677,622		2.0
Airline operating expense per ASM (CASM) (cents)	12.75	¢	11.80	¢	8.1
Fuel expense per ASM (cents)	3.56	¢	4.05	¢	(12.1)
Airline operating CASM, excluding fuel (cents)	9.18	¢	7.75	¢	18.5
Departures	29,225		29,145		0.3
Block hours	72,632		71,790		1.2
Average stage length (miles)	919		908		1.2
Average number of operating aircraft during period	125.8		122.7		2.5
Average block hours per aircraft per day	6.3		6.5		(3.1)
Full-time equivalent employees at end of period	5,951		5,318		11.9
Fuel gallons consumed (thousands)	56,224		55,434		1.4
ASMs per gallon of fuel	84.9		84.4		0.6
Average fuel cost per gallon	$3.03		$3.42		(11.4)
Scheduled service statistics:
Passengers	4,069,519		4,122,196		(1.3)
Revenue passenger miles (RPMs) (thousands)	3,883,810		3,925,362		(1.1)
Available seat miles (ASMs) (thousands)	4,636,922		4,573,766		1.4
Load factor	83.8%		85.8%		(2.0)
Departures	28,177		28,273		(0.3)
Block hours	70,365		70,009		0.5
Average seats per departure	177.5		176.0		0.9
Yield (cents) (2)	7.86	¢	8.29	¢	(5.2)
Total passenger revenue per ASM (TRASM) (cents)(3)	13.23	¢	13.89	¢	(4.8)
Average fare - scheduled service(4)	$74.98		$78.93		(5.0)
Average fare - air-related charges(4)	$67.52		$68.87		(2.0)
Average fare - third party products	$8.21		$6.32		29.9
Average fare - total	$150.71		$154.12		(2.2)
Average stage length (miles)	926		915		1.2
Fuel gallons consumed (thousands)	54,566		54,145		0.8
Average fuel cost per gallon	$3.01		$3.42		(12.0)
Percent of sales through website during period	96.5%		95.6%		0.9
Other data:
Rental car days sold	357,944		354,426		1.0
Hotel room nights sold	61,294		68,939		(11.1)

(1)Except load factor and percent of sales through website, which is percentage point change.
(2)Defined as scheduled service revenue divided by revenue passenger miles.
(3)Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
(4)Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path.

Summary Balance Sheet

Unaudited (millions)	March 31, 2024 (unaudited)	December 31, 2023	Percent Change
Unrestricted cash and investments
Cash and cash equivalents	$193.4	$143.3	35.0%
Short-term investments	616.5	671.4	(8.2)
Long-term investments	43.8	56.0	(21.8)
Total unrestricted cash and investments	853.7	870.7	(2.0)
Debt
Current maturities of long-term debt and finance lease obligations, net of related costs	459.2	439.9	4.4
Long-term debt and finance lease obligations, net of current maturities and related costs	1,789.6	1,819.7	(1.7)
Total debt	2,248.8	2,259.6	(0.5)
Debt, net of unrestricted cash and investments	1,395.1	1,388.9	0.4
Total Allegiant Travel Company shareholders’ equity	1,322.2	1,328.6	(0.5)

EPS Calculation

The following table sets forth the computation of net income per share, on a basic and diluted basis, for the periods indicated (share count and dollar amounts other than per-share amounts in table are in thousands):

	Three Months Ended March 31,
	2024	2023
Basic:
Net income (loss)	$(919)	$56,149
Less income allocated to participating securities	(354)	(1,254)
Net income (loss) attributable to common stock	$(1,273)	$54,895
Earnings (loss) per share, basic	$(0.07)	$3.09
Weighted-average shares outstanding	17,664	17,766
Diluted:
Net income (loss)	$(919)	$56,149
Less income allocated to participating securities	(354)	(1,254)
Net income (loss) attributable to common stock	$(1,273)	$54,895
Earnings (loss) per share, diluted	$(0.07)	$3.09
Weighted-average shares outstanding (1)	17,664	17,766
Dilutive effect of restricted stock	—	104
Adjusted weighted-average shares outstanding under treasury stock method	17,664	17,870
Participating securities excluded under two-class method	—	(101)
Adjusted weighted-average shares outstanding under two-class method	17,664	17,769

(1)Dilutive effect of common stock equivalents excluded from the diluted per share calculation is not material.

Appendix A
Non-GAAP Presentation
Three Months Ended March 31, 2024
(Unaudited)

Airline operating expense, airline income before income taxes, airline net income, and airline diluted earnings per share all eliminate the effects of non-airline activity as such activity is not reflective of airline operating performance. We also present these airline-only metrics excluding special charges related to aircraft accelerated depreciation on early retirement of certain airframes. Management believes the exclusion of these special charges enhances comparability of financial information between periods. Airline earnings before interest, taxes, depreciation and amortization ("Airline EBITDA") eliminates the effects of non-airline operating activity and other items. As such, all of these are non-GAAP financial measures. We believe the presentation of these measures is relevant and useful for investors because it allows them to better gauge the performance of the airline and to compare our results to other airlines.

We also present both operating expense and CASM excluding aircraft fuel expense as fuel price volatility impacts the comparability of year over year financial performance. We believe the adjustment for fuel expense allows investors to better understand our non-fuel costs and related performance.

We present consolidated operating income (loss), EBITDA, and diluted earnings (loss) per share excluding Sunseeker special charges, net of recoveries, and airline special charges, to exclude the impact of losses and insurance recoveries incurred primarily as the result of hurricanes and other insured events at Sunseeker and to exclude aircraft accelerated depreciation on early retirements of certain airframes. Management believes these measures enhance comparability of financial information between periods.

Consolidated EBITDA, Consolidated EBITDA excluding special charges, and Airline EBITDA excluding special charges, as presented in this press release, are supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). These are not measurements of our financial performance under GAAP and should not be considered in isolation or as an alternative to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity.

We define “EBITDA” as earnings before interest, taxes, depreciation and amortization. We also adjust EBITDA within this release to exclude non-airline activity and special charges. We caution investors that amounts presented in accordance with this definition may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate EBITDA in the same manner.

We use EBITDA and Airline EBITDA to evaluate our operating performance and liquidity, and these are among the primary measures used by management for planning and forecasting of future periods. We believe these presentations of EBITDA are relevant and useful for investors because they allow investors to view results in a manner similar to the method used by management and make it easier to compare our results with other companies that have different financing and capital structures. EBITDA has important limitations as an analytical tool. These limitations include the following:

•EBITDA does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments to purchase capital equipment;
•EBITDA does not reflect interest expense or the cash requirements necessary to service principal or interest payments on our debt;
•although depreciation and amortization are non-cash charges, the assets that we currently depreciate and amortize will likely have to be replaced in the future, and EBITDA does not reflect the cash required to fund such replacements; and
•other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

Presented below is a quantitative reconciliation of these adjusted numbers to the most directly comparable GAAP financial performance measure.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of non-GAAP financial measures in this press release to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure, which is operating revenue, operating expenses, operating income, income (loss) before income taxes, net income (loss), and net income (loss) per share and a reconciliation of the non-GAAP measures to the most comparable GAAP measure. Our utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for operating expenses, income (loss) before income taxes, net income (loss), earnings (loss) per share, or other measures of financial performance prepared in accordance with GAAP. Our use of these non-GAAP measures may not be comparable to similarly titled measures employed by other companies in the airline and travel industry. The reconciliation of each of these measures to the most comparable GAAP measure for the periods is indicated below.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended March 31,
	2024	2023
Reconciliation of net income and earnings per share excluding special charges net of recoveries (millions except share and per share amounts)
Net income (loss) as reported (GAAP)	$(0.9)	$56.1
Special charges(2)	13.1	(1.6)
Income tax effect of adjustments	(1.8)	0.8
Net income excluding special charges net of recoveries(1)(3)	10.4	55.3
Net income allocated to participating securities	(0.4)	(1.2)
Net income attributable to common stock excluding special charges net of recoveries(1)(3)	10.0	54.1

Diluted shares used for computation (GAAP) (thousands)	17,664	17,769
Diluted shares used for computation - excluding special charges net of recoveries (thousands)	17,669	17,769

Diluted earnings (loss) per share as reported (GAAP)	$(0.07)	$3.09
Diluted earnings per share excluding special charges net of recoveries(1)(3)	$0.57	$3.04

	Three Months Ended March 31,
	2024	2023
Reconciliation of airline net income excluding special charges and airline earnings per share excluding special charges (millions except share and per share amounts)
Net income (loss) as reported (GAAP)	$(0.9)	$56.1
Non-airline loss before taxes	13.9	4.4
Airline special charges(2)	14.9	—
Income tax effect of adjustments	(8.1)	(0.6)
Airline net income, excluding special charges(1)(4)	19.8	59.9

Airline net (income) allocated to participating securities excluding special charges	(0.7)	(1.3)
Airline net income attributable to common stock excluding special charges(1)(4)	19.1	58.6

Diluted shares used for computation (GAAP) (thousands)	17,664	17,769
Diluted shares used for computation - airline only excluding special charges (thousands)	17,669	17,769

Diluted earnings (loss) per share as reported (GAAP)	$(0.07)	$3.09
Diluted airline earnings per share excluding special charges(1)(4)	$1.08	$3.30

	Three Months Ended March 31,
	2024	2023
Reconciliation of airline operating expense, operating income, and income before income taxes excluding special charges (millions)
Operating expense as reported (GAAP)	$641.0	$554.9
Non-airline operating expense	32.7	2.8
Airline operating expense	608.3	552.1
Airline special charges(2)	14.9	—
Airline operating expense, excluding special charges(1)(4)	$593.4	$552.1

Operating income as reported (GAAP)	$15.4	$94.8
Non-airline operating loss	8.8	2.8
Airline special charges(2)	14.9	—
Airline operating income, excluding special charges(1)(4)	$39.1	$97.6
Airline operating margin, excluding special charges(4)	6.2%	15.0%

Income (loss) before income taxes as reported (GAAP)	$(1.3)	$74.4
Non-airline loss before income taxes	13.9	4.4
Airline special charges(2)	14.9	—
Airline income before income taxes, excluding special charges(1)(4)	$27.5	$78.8

	Three Months Ended March 31,
	2024	2023
Reconciliation of Airline net income (millions)
Net income (loss) as reported (GAAP)	$(0.9)	$56.1
Non-airline loss before taxes	13.9	4.4
Income tax effect of adjustments	(1.6)	(0.6)
Airline net income(1)	$11.4	$59.9

	Three Months Ended March 31,
	2024	2023
Reconciliation of operating income excluding special charges (millions)
Operating income as reported (GAAP)	$15.4	$94.8
Sunseeker special charges, net of recoveries(2)	(1.8)	(1.6)
Airline special charges(2)	14.9	—
Operating income, excluding special charges(1)(3)	$28.5	$93.2

	Three Months Ended March 31,
	2024	2023
Reconciliation of airline operating CASM excluding fuel and special charges (millions)
Consolidated operating expense (GAAP)	$641.0	$554.9
Less fuel expense	170.1	189.5
Less non-airline operating expense	32.7	2.8
Less airline special charges(2)	14.9	—
Total airline operating expense less fuel and airline special charges(1)(4)	$423.3	$362.6

System available seat miles (millions)	4,772.0	4,677.6
Cost per available seat mile (cents)	13.43	11.86
Airline-only cost per available seat mile (cents)	12.75	11.80
Airline-only cost per available seat mile excluding fuel and airline special charges (cents)(4)	8.87	7.75

	Three Months Ended March 31,
	2024	2023
Consolidated EBITDA and Consolidated EBITDA, excluding special charges(millions)
Net income (loss) as reported (GAAP)	$(0.9)	$56.1
Interest expense, net	16.7	20.4
Income tax expense (benefit)	(0.4)	18.3
Depreciation and amortization	63.8	54.7
Consolidated EBITDA(1)	$79.2	$149.5
Special charges, net of recoveries(2)	13.1	(1.6)
Consolidated EBITDA, excluding special charges(1)(3)	$92.3	$147.9

Airline EBITDA, excluding special charges (millions)
Income (loss) before taxes as reported (GAAP)	$(1.3)	$74.4
Non-airline loss before taxes	13.9	4.4
Airline special charges(2)	14.9	—
Airline income before taxes, excluding special charges(1)(4)	$27.5	$78.8
Airline interest expense, net	11.6	18.8
Airline depreciation and amortization	57.9	54.6
Airline EBITDA, excluding special charges(1)(4)	$97.0	$152.2

(1)Denotes non-GAAP figure.
(2)In 2024 and 2023, we recognized as special charges the full amount of estimated property damage to Sunseeker Resort due to weather and other insured events less the amount of recognized insurance recoveries through the end of the applicable period. Beginning in third quarter 2023, we also recognized aircraft accelerated depreciation as special charges related to our revised fleet plan.
(3)Adjusted to exclude the impacts of property damage to Sunseeker Resort, net of recoveries, and aircraft accelerated depreciation charges resulting from our revised fleet plan.
(4)Adjusted to exclude aircraft accelerated depreciation recognized as special charges related to our revised fleet plan.
*    Note that amounts may not recalculate due to rounding